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                                                                      EXHIBIT 23

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated November 19, 1998 (except for Note 3 and Note 11, as to which the date is December 21, 1998) in the Form 10-K of Gorges/Quik-to-Fix Foods, Inc.

/s/ Ernst & Young LLP
Dallas, Texas
November 19, 1998,
except for Note 3 and Note 11, as to which the date is December 21, 1998